As filed with the Securities and Exchange Commission on August 3, 2011

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

THE TRAVELERS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0518860
(State of incorporation)	(IRS Employer Identification No.)

485 Lexington Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

THE TRAVELERS COMPANIES, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE
PLAN
(Full title of the plan)

Matthew S. Furman, Esq.
Senior Vice President and Corporate Secretary
The Travelers Companies, Inc.
385 Washington Street

St. Paul, MN 55102

(917) 778-6828

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value	30,000,000 shares	$54.595	$1,637,850,000	$190,154.39

(1)                  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock, without par value (the “Common Stock”) of The Travelers Companies, Inc. (the “Company”).

(2)                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act based on the average of the high and low sales prices per share of the Company’s Common Stock on August 2, 2011, as reported on the New York Stock Exchange.

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 30,000,000 shares of common stock without par value (the “Common Stock”) of The Travelers Companies, Inc. (the “Company”) to be issued pursuant to The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Registration Statement Nos. 333-117726 and 333-164972), including the information contained therein, are incorporated by reference herein.

Part II—Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company, are incorporated in this Registration Statement by reference:

(1)          The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 17, 2011;

(2)          All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2010 (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules); and

(3)          The description of the Company’s Common Stock contained in its registration statement on Form 8-A, including any amendments or supplements thereto.

All reports and other documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.            Interests of Named Experts and Counsel

Wendy C. Skjerven, Esq., Vice President, Associate Group General Counsel and Deputy Corporate Secretary of the Company, has given her opinion about certain legal matters affecting the Plan in this Registration Statement.  Ms. Skjerven owns, or has the right to acquire, a number of shares of the Company’s Common Stock which represents less than 1% of the total outstanding Common Stock of the Company.  Ms. Skjerven participates in the Plan.

Item 8. Exhibits

The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit	Description
4.1

Amended and Restated Articles of Incorporation of The Travelers Companies, Inc., effective as of May 1, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 1-10898)).

4.2

Amended and Restated Bylaws of The Travelers Companies, Inc., effective as of February 18, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 1-10898)).

5	Opinion and consent of Wendy C. Skjerven, Esq.

23.1	Consent of Wendy C. Skjerven, Esq. (included in Exhibit 5).

23.2	Consent of KPMG LLP.

24	Powers of Attorney.

99.1

The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 1-10898)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2011.

THE TRAVELERS COMPANIES, INC.

By:	/s/ Matthew S.Furman
Name:	Matthew S. Furman
Title:	Senior Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 3, 2011	/s/ Jay S. Fishman
Jay S. Fishman, Director, Chairman and Chief Executive Officer

Date: August 3, 2011	/s/ Jay S. Benet
Jay S. Benet, Vice Chairman and Chief Financial Officer

Date: August 3, 2011	/s/ Douglas K. Russell
Douglas K. Russell, Senior Vice President and Corporate Controller

Alan L. Beller, Director*
John H. Dasburg, Director*
Janet M. Dolan, Director*
Kenneth M. Duberstein, Director*
Lawrence G. Graev, Director*
Patricia L. Higgins, Director*

Thomas R. Hodgson, Director*

Cleve L. Killingsworth, Jr., Director*
Donald J. Shepard, Director*

Laurie J. Thomsen, Director*

*Matthew S. Furman, by signing his name hereto, does hereby sign this document on behalf of himself and each of the above named directors of the Company pursuant to powers of attorney duly executed by such persons (set forth in Exhibit 24 to this Registration Statement).

/s/ Matthew S. Furman
Matthew S. Furman
(For himself and as attorney-in-fact)

Date: August 3, 2011

EXHIBIT INDEX

Exhibit	Description	Method of Filing
4.1

Amended and Restated Articles of Incorporation of The Travelers Companies, Inc., effective as of May 1, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 1-10898)).

Incorporated by reference

4.2

Amended and Restated Bylaws of The Travelers Companies, Inc., effective as of February 18, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 1-10898)).

Incorporated by reference

5	Opinion and consent of Wendy C. Skjerven, Esq.	Filed Electronically

23.1	Consent of Wendy C. Skjerven, Esq. (included in Exhibit 5).	—

23.2	Consent of KPMG LLP.	Filed Electronically

24	Powers of Attorney.	Filed Electronically

99.1

The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-10898)).

Incorporated by reference